MASTER DISTRIBUTION PLAN AND AGREEMENT
                               (CLASS A SHARES)

      THIS AGREEMENT made as of the 1st day of June, 2000, by and between each registered investment company referenced in Schedule A, each a Maryland Corporation (each individually referred to as "Company"), with respect to the shares of the Class A shares ("Class A Shares") of the common stock of the Company allocated to each series set forth on Schedule A to this Agreement as amended from time to time (the "Funds") and INVESCO DISTRIBUTORS, INC., a Delaware corporation (the "Distributor").

      WHEREAS, the Company engages in business as one or more open-end management investment companies, and is registered as such under the Investment Company Act of 1940, as amended (the "Act"); and

      WHEREAS, the Company desires to finance the distribution of the Class A Shares of the Funds in accordance with this Master Distribution Plan and Agreement of Distribution pursuant to Rule 12b-1 under the Act (the "Plan and Agreement"); and

      WHEREAS, Distributor desires to be retained to perform services in accordance with such Plan and Agreement and on said terms and conditions; and

      WHEREAS, this Plan and Agreement has been approved by a vote of the board of directors of the Company, including a majority of the directors who are not interested persons of the Company, as defined in the Act, and who have no direct or indirect financial interest in the operation of this Plan and Agreement (the "Independent Directors"), cast in person at a meeting called for the purpose of voting on this Plan and Agreement;

      NOW, THEREFORE, the Company hereby adopts the Plan set forth herein and the Company and Distributor hereby enter into this Agreement pursuant to the Plan in accordance with the requirements of Rule 12b-1 under the Act, and provide and agree as follows:

      FIRST: The Plan is defined as those provisions of this document by which the Company adopts a Plan pursuant to Rule 12b-1 under the Act and authorizes payments as described herein. The Agreement is defined as those provisions of this document by which the Company retains Distributor to provide distribution services beyond those required by the Underwriting Agreement between the parties, as are described herein. The Company may retain the Plan notwithstanding termination of the Agreement. Termination of the Plan will automatically terminate the Agreement. Each Fund is hereby authorized to utilize the assets of the Company to finance certain activities in connection with distribution of the Company's Class A Shares.


      SECOND: Each Fund shall incur expenses per annum allocable solely to Class A Shares of the average daily net assets of such Fund attributable to the Class A Shares, at the rates set forth in Schedule B opposite the name of such Fund, subject to any limitations imposed from time to time by applicable rules of the National Association of Securities Dealers, Inc.

THIRD: To the extent obligations incurred by the Distributor out of its own resources to finance any activity primarily intended to result in the sale of Class A Shares, pursuant to this Plan and Agreement or otherwise, may be deemed to constitute the indirect use of Class A Shares Fund assets, such indirect use of Class A Shares Fund assets is hereby authorized in addition to, and not in lieu of, any other payments authorized under this Plan and Agreement.

      FOURTH: Distributor shall provide to the Company's Board of Directors and the Board of Directors shall review, at least quarterly, a written report of the amounts expended pursuant to the Plan and Agreement and the purposes for which such expenditures were made.

      FIFTH: Amounts payable pursuant to paragraph SECOND above shall compensate/reimburse the Distributor for financing any activity which is primarily intended to result in the sale of the Class A Shares, including, but not limited to, expenses of organizing and conducting sales seminars, advertising programs, finders fees, printing of prospectuses and statements of additional information (and supplements thereto) and reports for other than existing shareholders, preparation and distribution of advertising material and sales literature, supplemental payments to dealers and other institutions as asset-based sales charges and providing such other services and activities as may from time to time be agreed upon by the Company. Such reports, prospectuses and statements of additional information (and supplements thereto), sales literature, advertising and other services and activities may be prepared and/or conducted either by Distributor's own staff, the staff of affiliated companies of the Distributor, or third parties.

       SIXTH: Amounts set forth in Schedule B may also be used to compensate/reimburse the Distributor for making payments of service fees under a shareholder service arrangement to be established by Distributor in accordance with paragraph SEVENTH below. To the extent that amounts paid hereunder are not used specifically to compensate Distributor for any such expense, such amounts may be treated as compensation for Distributor's distribution-related services. All amounts expended pursuant to the Plan and Agreement shall be paid to Distributor and are the legal obligation of the Company and not of Distributor. That portion of the amounts paid under the Plan and Agreement that is not paid or advanced by Distributor to dealers or other institutions that provide personal continuing shareholder service as a service fee pursuant to paragraph SEVENTH below shall be deemed an asset-based sales charge. No provision of this Plan and Agreement shall be interpreted to prohibit any payments by the Company during periods when the Company has suspended or otherwise limited sales.


      SEVENTH: Distributor may make payments to selected banks, financial planners, retirement plan service providers and other appropriate third parties acting in an agency capacity for their customers who provide shareholder services to their customers from time to time. The maximum service fee paid to any service provider shall be twenty-five one-hundredths of one percent (0.25%), per annum of the average daily net assets of the Company attributable to the Class A Shares owned by the customers of such service provider, or such lower rate for the Fund as is specified on Schedule B.

     (A) Pursuant to this program, Distributor may enter into agreements ("Service Agreements") with such broker-dealers ("Dealers") as may be selected from time to time by Distributor for the provision of distribution-related personal shareholder services in connection with the sale of Shares to the Dealers' clients and customers ("Customers") who may from time to time directly or beneficially own Shares. The distribution-related personal continuing shareholder services to be rendered by Dealers under the Service Agreements may include, but shall not be limited to, the following : (i) distributing sales literature; (ii) answering routine Customer inquiries concerning the Company and the Class A Shares; (iii) assisting Customers in changing dividend options, account designations and addresses, and in enrolling into any of several retirement plans offered in connection with the purchase of Class A Shares; (iv) assisting in the establishment and maintenance of customer accounts and records, and in the processing of purchase and redemption transactions; (v) investing dividends and capital gains distributions automatically in Class A Shares; and (vi) providing such other information and services as the Company or the Customer may reasonably request.

     (B) Distributor may also enter into agreements ("Third Party Agreements") with selected banks, financial planners, retirement plan service providers and other appropriate third parties acting in an agency capacity for their customers ("Third Parties"). Third Parties acting in such capacity will provide some or all of the shareholder services to their customers as set forth in the Third Party Agreements from time to time.


     (C) Distributor may also enter into variable group annuity contractholder service agreements ("Variable Contract Agreements") with selected insurance companies ("Insurance Companies") offering variable annuity contracts to employers as funding vehicles for retirement plans qualified under Section 401(a) of the Internal Revenue Code, where amounts contributed under such plans are invested pursuant to such variable annuity contracts in Class A Shares of the Company. The Insurance Companies receiving payments under such Variable Contract Agreements will provide specialized services to contractholders and plan participants, as set forth in the Variable Contract Agreements from time to time.

     (D) Distributor may also enter into shareholder service agreements ("Bank Trust Department Agreements and Brokers for Bank Trust Department Agreements") with selected bank trust departments and brokers for bank trust departments. Such bank trust departments and brokers for bank trust departments will provide some or all of the shareholder services to their customers as set forth in the Bank Trust Department Agreements and Brokers for Bank Trust Department Agreements.

      EIGTHTH: No provision of this Plan and Agreement shall be deemed to prohibit any payments by a Fund to the Distributor or by a Fund or the Distributor to investment dealers, financial institutions and 401(k) plan service providers where such payments are made under the Plan and Agreement.

      NINTH: The Company, on behalf of the Funds, and the Distributor shall each comply with all applicable provisions of the Act, the Securities Act of 1933, rules and regulations of the National Association of Securities Dealers, Inc. and its affiliates, and of all other federal and state laws, rules and regulations governing the issuance and sale of Class A Shares.

      TENTH: Nothing herein contained shall require the Company to take any action contrary to any provision of its Articles of Incorporation, or to any applicable statute or regulation.


      ELEVENTH: This Plan and Agreement shall become effective as of the date hereof, shall continue in force and effect until May 31, 2001, and shall continue in force and effect from year to year thereafter, provided that such continuance is specifically approved at least annually by a majority of the Board of Directors of the Company and a majority of the Company's Independent Directors cast in person at a meeting called for such purpose, as contemplated by paragraphs (d) and (e) of Rule 12b-1 under the 1940 Act.

      Any amendment to this Plan and Agreement that requires the approval of the shareholders of Class A Shares pursuant to Rule 12b-1 under the 1940 Act shall become effective as to such Class A Shares upon the approval of such amendment by a "majority of the outstanding voting securities" (as defined in the 1940
Act) of such Class A Shares, provided that the Board of Directors of the Company has approved such amendment.

      TWELVETH: This Plan and Agreement, any amendment to this Plan and Agreement and any agreements related to this Plan and Agreement shall become effective immediately upon the receipt by the Company of both (a) the affirmative vote of a majority of the Board of Directors of the Company, and (b) the affirmative vote of a majority of the Independent Directors of the Company, cast in person at a meeting called for the purpose of voting on this Plan and Agreement or such agreements. Notwithstanding the foregoing, no such amendment that requires the approval of the shareholders of Class A Shares of a Company shall become effective as to such Class A Shares until such amendment has been approved by the shareholders of such Class A Shares in accordance with the provisions of the ELEVENTH paragraph of this Plan and Agreement.

      This Plan and Agreement may not be amended to increase materially the amount of distribution expenses provided for in paragraph SECOND hereof unless such amendment is approved in the manner provided herein, and no material amendment to the Plan and Agreement shall be made unless approved in the manner provided for in the ELEVENTH paragraph hereof.


      So long as the Plan and Agreement remains in effect, the selection and nomination of persons to serve as Independent Directors of the Company shall be committed to the discretion of the Independent Directors then in office. However, nothing contained herein shall prevent the participation of other persons in the selection and nomination process, provided that a final decision on any such selection or nomination is within the discretion of, and approved by, a majority of the Independent Directors of the Company then in office.

      THIRTEENTH:


     (A) This Plan and Agreement may be terminated as to any Fund at any time, without the payment of any penalty, by vote of a majority of the Independent Directors or by vote of a majority of the outstanding voting securities of Class A Shares of such Fund, or by the Distributor, on sixty (60) days' written notice to the other party.

     (B) In the event that neither Distributor nor any affiliate of Distributor serves the Company as investment adviser, the agreement with Distributor pursuant to this Plan shall terminate at such time. The board of directors may determine to approve a continuance of the Plan and/or a continuance of the Agreement, hereunder.

     (C) To the extent that this Plan and Agreement constitutes a Plan of Distribution adopted pursuant to Rule 12b-1 under the Act it shall remain in effect as such, so as to authorize the use by the Class A Shares of each Fund of its assets in the amounts and for the purposes set forth herein, notwithstanding the occurrence of an "assignment," as defined by the Act and the rules thereunder. To the extent it constitutes an agreement pursuant to a plan, it shall terminate automatically in the event of such "assignment." Upon a termination of the agreement with Distributor, the Funds may continue to make payments pursuant to the Plan only upon the approval of a new agreement under this Plan and Agreement, which may or may not be with Distributor, or the adoption of other arrangements regarding the use of the amounts authorized to be paid by the Funds hereunder, by the Company's board of directors in accordance with the procedures set forth above.

      FOURTEENTH: Any notice under this Plan and Agreement shall be in writing, addressed and delivered, or mailed postage prepaid, to the other party at such address as the other party may designate for the receipt of notices. Until further notice to the other party, it is agreed that the addresses of both the Company and the Distributor shall be 7800 East Union Avenue, Mail Stop 201, Denver, Colorado 80237.

      FIFTEENTH: This Plan and Agreement shall be governed by and construed in accordance with the laws (without reference to conflicts of law provisions) of the State of Maryland.

      IN WITNESS WHEREOF, the parties have caused this Plan and Agreement to be executed in duplicate on the day and year first above written.



                                    COMPANY (Listed in Schedule A)



                                    By: /s/ Mark H. Williamson
                                        ----------------------
                                    Name:  Mark H. Williamson
                                    Title: President

Attest:



/s/ Glen A. Payne
-----------------
Name:   Glen A. Payne
Title:  Secretary


                                   DISTRIBUTOR



                                    By:  /s/ Ronald L. Grooms
                                         --------------------
                                    Name:  Ronald L. Grooms
                                    Title: Treasurer

Attest:



Name:  Glen A. Payne
Title:  Secretary

                                   SCHEDULE A
                                       TO
                     MASTER DISTRIBUTION PLAN AND AGREEMENT
                                (CLASS A SHARES)

REGISTERED
INVESTMENT
COMPANY                    FUNDS                            EFFECTIVE DATE
--------------------------------------------------------------------------------

INVESCO COUNSELOR SERIES FUNDS, INC.(1)                      August 23, 2000
                           Advantage Fund
                           Global Growth Fund(2)             November 29, 2000
                           Advantage Global Health
                                Sciences Fund(3)             May 15, 2001
                           Mid-Cap Growth Fund(4)            September 28, 2001

INVESCO BOND FUNDS, INC.(5)                                  March 29,2002
                           High Yield Fund
                           Select Income Fund
                           Tax-Free Bond Fund
                           U.S. Government Securities Fund

INVESCO COMBINATION STOCK & BOND FUNDS, INC.(5)              March 29, 2002
                           Balanced Fund
                           Core Equity Fund(6)
                           Total Return Fund

INVESCO INTERNATIONAL FUNDS, INC.(5)                         March 29, 2002
                           European Fund
                           International Blue Chip
                                Value Fund

INVESCO MANAGER SERIES FUNDS, INC.(8)                        August 30, 2002
                           Multi-Sector Fund

INVESCO MONEY MARKET FUNDS, INC.                             August 23, 2000
                           Cash Reserves Fund

INVESCO SECTOR FUNDS, INC.(5)                                March 29, 2002
                           Energy Fund
                           Financial Services Fund
                           Gold & Precious Metals Fund(7)
                           Health Sciences Fund
                           Leisure Fund
                           Real Estate Opportunity Fund
                           Technology Fund
                           Telecommunications Fund
                           Utilities Fund

INVESCO STOCK FUNDS, INC.(5)
                           Basic Value Fund(7)               July 31, 2002
                           Dynamics Fund                     March 29, 2002
                           Endeavor Fund                     March 29, 2002
                           Growth Fund                       March 29, 2002
                           Growth & Income Fund              March 29, 2002
                           Small Company Growth Fund         March 29, 2002
                           Value Equity Fund                 March 29, 2002


(1) Amended on November 8, 2000 - On November 8, 2000, the name of the INVESCO Advantage Series Funds, Inc. was changed to INVESCO Counselor Series Funds, Inc.
(2)  Amended on November 29, 2000.
(3)  Amended on May 15, 2001.
(4)  Amended on September 28, 2001.
(5)  Amended on March 29, 2002.
(6) On March 29, 2002, the name of the Equity Income Fund was changed to Core Equity Fund.
(7) Amended on July 31, 2002. Also, on July 31, 2002 the name of Gold Fund was changed to Gold & Precious Metals Fund.
(8)  Amended on August 30, 2002.

                                   SCHEDULE B
                                       TO
                     MASTER DISTRIBUTION PLAN and AGREEMENT
                                (CLASS A SHARES)

                                DISTRIBUTION FEE

     The Company shall pay the Distributor as full compensation for all services rendered and all facilities furnished under the Distribution Plan and Agreement for each Fund (or Class thereof) designated below, a Distribution Fee(1) determined by applying the annual rate set forth below as to each Fund (or Class thereof) to the average daily net assets of the Fund (or Class thereof) for the plan year, computed in a manner used for the determination of the offering price of shares of the Fund.


                                 MAXIMUM
                                  ASSET           MAXIMUM         MAXIMUM
FUND CLASS A SHARES            BASED SALES        SERVICE         AGGREGATE     EFFECTIVE
                                 CHARGE            FEE              FEE           DATE
INVESCO Advantage Fund             0.75%           0.25%            1.00%       August 23, 2000
INVESCO Advantage Global
   Health Sciences Fund(3)         0.75%           0.25%            1.00%       May 15, 2001
INVESCO Balanced Fund(5)           0.75%           0.25%            1.00%       March 29, 2002
INVESCO Basic Value Fund(7)        0.75%           0.25%            1.00%       July 31, 2002
INVESCO Cash Reserves Fund         0.75%           0.25%            1.00%       August 23, 2000
INVESCO Dynamics Fund(5)           0.75%           0.25%            1.00%       March 29, 2002
INVESCO Endeavor Fund(5)           0.75%           0.25%            1.00%       March 29, 2002
INVESCO Energy Fund(5)             0.75%           0.25%            1.00%       March 29, 2002
INVESCO Core Equity Fund(6)        0.75%           0.25%            1.00%       March 29, 2002
INVESCO European Fund(5)           0.75%           0.25%            1.00%       March 29, 2002
INVESCO Financial Services Fund(5) 0.75%           0.25%            1.00%       March 29, 2002
INVESCO Global Growth Fund(2)      0.75%           0.25%            1.00%       November 29, 2000
INVESCO Gold & Precious Metals
     Fund(5)(7)                    0.75%           0.25%            1.00%       March 29, 2002
INVESCO Growth Fund(5)             0.75%           0.25%            1.00%       March 29, 2002
INVESCO Growth & Income Fund(5)    0.75%           0.25%            1.00%       March 29, 2002
INVESCO Health Sciences Fund(5)    0.75%           0.25%            1.00%       March 29, 2002
INVESCO High Yield Fund(5)         0.75%           0.25%            1.00%       March 29, 2002
INVESCO International Blue
   Chip Value Fund(5)              0.75%           0.25%            1.00%       March 29, 2002
INVESCO Leisure Fund(5)            0.75%           0.25%            1.00%       March 29, 2002
INVESCO Mid-Cap Growth Fund(4)     0.75%           0.25%            1.00%       September 28, 2001
INVESCO Multi-Sector Fund(8)       0.75%           0.25%            1.00%       August 30, 2002
INVESCO Real Estate
   Opportunity Fund(5)             0.75%           0.25%            1.00%       March 29, 2002
INVESCO Select Income Fund(5)      0.75%           0.25%            1.00%       March 29, 2002
INVESCO Small Company
   Growth Fund(5)                  0.75%           0.25%            1.00%       March 29, 2002
INVESCO Tax-Free Bond Fund(5)      0.75%           0.25%            1.00%       March 29, 2002
INVESCO Technology Fund(5)         0.75%           0.25%            1.00%       March 29, 2002
INVESCO Telecommunications Fund(5) 0.75%           0.25%            1.00%       March 29, 2002
INVESCO Total Return Fund(5)       0.75%           0.25%            1.00%       March 29, 2002
INVESCO U.S. Government
   Securities Fund(5)              0.75%           0.25%            1.00%       March 29, 2002
INVESCO Utilities Fund(5)          0.75%           0.25%            1.00%       March 29, 2002
INVESCO Value Equity Fund(5)       0.75%           0.25%            1.00%       March 29, 2002

-----------------

(1) The Distribution Fee is payable apart from the contingent deferred sales charge, if any, as stated in the current prospectus for the applicable Fund (or Class thereof).

(2)   Amended on November 29, 2000.
(3)   Amended on May 15, 2001.
(4)   Amended on September 28, 2001.
(5)   Amended on March 29, 2002.
(6) On March 29, 2002, the name of the Equity Income Fund was changed to Core Equity Fund.
(7) Amended on July 31, 2002. Also, on July 31, 2002, the name of the Gold Fund was changed to Gold & Precious Metals Fund.
(8)   Amended on August 30, 2002.